                                                                      EXHIBIT 12

                                 U S WEST, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                   YEAR ENDED DECEMBER 31,
                                                                         --------------------------------------------
                                                                            1998        1998       1997       1996
                                                                         -----------  ---------  ---------  ---------
                                                                             PRO
                                                                          FORMA(1)                ACTUAL
                                                                         -----------  -------------------------------
Income before taxes....................................................   $   2,302   $   2,419  $   2,429  $   2,377
Interest expense (net of amounts capitalized)..........................         660         543        405        448
Interest factor on rentals ( 1/3)......................................          70          70         91         79
                                                                         -----------  ---------  ---------  ---------
Earnings available for fixed charges...................................   $   3,032   $   3,032  $   2,925  $   2,904
                                                                         -----------  ---------  ---------  ---------
                                                                         -----------  ---------  ---------  ---------
Interest expense.......................................................   $     685   $     568  $     425  $     479
Interest factor on rentals ( 1/3)......................................          70          70         91         79
                                                                         -----------  ---------  ---------  ---------
Fixed charges..........................................................   $     755   $     638  $     516  $     558
                                                                         -----------  ---------  ---------  ---------
                                                                         -----------  ---------  ---------  ---------
Ratio of earnings to fixed charges.....................................        4.02        4.75       5.67       5.20
                                                                         -----------  ---------  ---------  ---------
                                                                         -----------  ---------  ---------  ---------

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(1) Giving pro forma effect to the refinancing of $3,900 of Dex Indebtedness as if this transaction had been consummated as of the beginning of the period presented.